EXHIBIT 10.3

Terms of December 2006 Amendment to Employment Agreement
between Bay National Bank and Hugh W. Mohler

On December 12, 2005, the Compensation Committee of the Board of Directors of Bay National Bank increased, effective January 1, 2006, Hugh Mohler’s annual base compensation from $200,000 to $250,000.

Also, the Compensation Committee of the Board of Directors of the Bank approved a discretionary bonus to Mr. Mohler of $75,000 in December 2005 (the agreement is silent with respect to the payment of bonuses to Mr. Mohler). This bonus was paid in January 2006.